Exhibit 99.1

                 INTERLAND REPORTS QUARTERLY FINANCIAL RESULTS

 QUARTER HIGHLIGHTED BY IMPROVEMENT OF NET LOSS BY $3.6 MILLION; AGREEMENT WITH
     R.H. DONNELLEY; WEB.COM ACQUISITION; ADDITION OF TOP MANAGEMENT TALENT

ATLANTA, GA, JANUARY 9, 2006 -- Interland (NASDAQ: INLD), a leading provider of websites and online services for small and medium-sized businesses (SMBs), today reported results for its fiscal quarter ended November 30, 2005.

The quarter was highlighted by the previously unannounced agreement with R.H. Donnelley to provide website and hosting services. Additional highlights of the quarter include the announcement to purchase Web.com and the appointments of Vikas Rijsinghani as Chief Technology Officer and Judy Hackett as Chief Marketing Officer.

SUMMARY OF FISCAL FIRST QUARTER 2006 RESULTS:

     o    Total  revenues  for the  quarter  were $12.1  million,  versus  $20.6 million in the fourth quarter. Substantially all of the revenue decline was due to the company's sale of its dedicated server assets.

     o Net loss was $2.6 million, or negative $0.16 per share, an improvement of $3.6 million, versus a loss of $6.2 million, or negative $0.38 per share, in the previous quarter.

     o Earnings before interest, taxes, depreciation, and amortization, ("EBITDA") (1) for the quarter was negative $1.3 million, an improvement of $0.8 million from negative $2.1 million, in the previous quarter. This included restructuring charges, net of one time gains, of roughly $0.8 million and stock-based compensation of approximately $0.4 million.

     o Cash and investment position, which includes cash and cash equivalents of $23.3 million and restricted investments of $9.4 million, was $32.7 million compared to $26.5 million, an improvement of $6.2 million, in the previous quarter.

"Interland executed on its restructuring plan this quarter moving towards a more efficient enterprise poised for growth, highlighted by $3.6 million improvement in net income," stated Jeff Stibel, President and CEO, Interland. "We made significant inroads in our sales channel and signed deals with R.H. Donnelley, one of the largest Yellow Pages publishers and local online search companies in the U.S., and Ambassador Yellow Pages, the fastest growing directory publisher in New York City. By acquiring Web.com, we now have a strong platform to build a powerful world-class brand. In addition to the tremendous branding opportunity, this acquisition adds revenues, significant direct navigation traffic, and an entrance into the consumer segment of the web hosting market."

"Interland was able to take advantage of significant cost savings during the quarter as a result of the sale of its dedicated server assets and the continued restructuring of the company," stated Gonzalo Troncoso, Executive Vice President and Chief Financial Officer. "I am encouraged with the financial results from the quarter and feel that the company is headed in a favorable direction. By focusing on cost savings and striking deals with leading industry players, Interland is positioning itself for the future and building a strong infrastructure for growth. The company continues to strengthen its team by hiring top talent and its business by focusing on what is core: provide high-quality and reliable websites and online services to the small and medium-sized business market."

For further information on the quarter, please refer to the company's Form 10-Q.

ABOUT INTERLAND
Interland, Inc. (NASDAQ: INLD) is a leading provider of websites and online services focused on helping small and medium-sized businesses achieve success by providing the knowledge, services and tools to build, manage and promote businesses online. Interland offers a wide selection of online services, including standardized web hosting, ecommerce, application hosting, website development, online marketing and optimization tools. For more information about Interland, please visit www.interland.com or call at 800-336-9883.

Interland will host a conference call today to discuss its quarterly results at 9:30AM ET (6:30AM PT). A live webcast of the call can be accessed on the investors section of the company's website at www.interland.com. A replay of the call will be available on the site for seven days.

(1) EBITDA from continuing operations is a non-GAAP financial measure that is most directly comparable to the GAAP financial measure of Net Loss from continuing operations. Reconciliations of the non-GAAP measure to both Net Loss from continuing operations, as well as to Net Cash Used in Operating Activities, are attached.

FORWARD-LOOKING STATEMENTS
Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to: the ability to build a more efficient enterprise, grow the business, build a powerful world-class brand, add revenue, enter the consumer segment of the web hosting market and strike deals with leading industry players. Actual results may differ materially from those contained in the forward-looking statements in this press release. Factors which could affect these forward-looking statements, and Interland's business, include but are not limited to: the ability to operate within budgeted expense, the ability of the company to improve customer satisfaction, reduce churn, and expand its customer base as planned, our growing dependence on our reseller and other indirect sales channels, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the possible lack of availability of our restricted investments, the retention of key employees, potential liabilities from the sale of our dedicated server assets, possible disruptions due to our data centers being maintained by third parties, higher than expected costs of litigation and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.

                                       ##

INVESTOR AND PRESS CONTACT:
Peter Delgrosso
Interland
404-260-2500
pdelgrosso@interland.com

INTERLAND, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 FOR THE QUARTER ENDED           FOR THE QUARTER ENDED
                                                               ---------------------------     ---------------------------
                                                                 11/30/05      11/30/04          11/30/05      8/31/05
                                                               ------------- -------------     ------------- -------------

Revenues                                                        $  12,148     $  23,061         $  12,148     $  20,618

Operating costs and expenses:
  Network operating costs, exclusive of depreciation
    shown below                                                     2,131         5,685             2,131         5,642
  Sales and marketing, exclusive of depreciation shown below        2,517         3,966             2,517         4,469
  Technical support, exclusive of depreciation shown below          1,803         3,813             1,803         2,612
  General and administrative, exclusive of depreciation
    shown below                                                     5,238         7,131             5,238         7,980
  Bad debt expense                                                    276           440               276           321
  Depreciation and amortization                                     1,431         5,877             1,431         4,370
  Restructuring costs                                               1,626             -             1,626           950
  Gain on sale of accounts                                              -             -                 -           705
  Other expense (income), net                                        (165)          (13)             (165)           (4)
                                                               ------------- -------------     ------------- -------------
  Total operating costs and expenses                               14,857        26,899            14,857        27,045
                                                               ------------- -------------     ------------- -------------
Operating loss                                                     (2,709)       (3,838)           (2,709)       (6,427)
Interest income (expense), net                                        243            41               243           181
                                                               ------------- -------------     ------------- -------------
Loss from continuing operations before income taxes                (2,466)       (3,797)           (2,466)       (6,246)
Income tax benefit (expense)                                            -             -                 -           850
                                                               ------------- -------------     ------------- -------------
Net loss from continuing operations                                (2,466)       (3,797)           (2,466)       (5,396)
Income/(loss) from discontinued operations, net of tax               (122)          601              (122)         (778)
                                                               ------------- -------------     ------------- -------------
Net loss                                                        $  (2,588)    $  (3,196)        $  (2,588)    $  (6,174)
                                                               ============= =============     ============= =============

Net Income/(loss) per share, basic and diluted:
  Continuing operations                                         $   (0.15)    $   (0.24)        $   (0.15)    $   (0.33)
  Discontinued operations                                           (0.01)         0.04             (0.01)    $   (0.05)
                                                               ------------- -------------     ------------- -------------
                                                                $   (0.16)    $   (0.20)        $   (0.16)        (0.38)
                                                               ============= =============     ============= =============
Number of shares used in per share calculation:
     Basic and diluted                                             16,283        16,016            16,283        16,032

INTERLAND, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                                                                    AS OF
                                                                                ----------------------------------------------
                                                                                 NOVEMBER 30, 2005         AUGUST 31, 2005
                                                                                ---------------------    ---------------------
Assets
   Current assets
       Cash and cash equivalents                                                    $        23,268           $      16,891
       Trade receivables, net of the allowance of $34 and $381, respectively                 1,333                    1,365
       Other receivables                                                                       710                   11,502
       Prepaids and other current assets                                                     2,056                    2,698
       Restricted investments                                                                  276                      258
                                                                                ---------------------    ---------------------
   Total current assets                                                                     27,643                   32,714

       Restricted investments                                                                9,073                    9,299
       Securities, held-to-maturity                                                             53                       50
       Property plant and equipment, net                                                     6,003                    5,858
       Intangibles, net                                                                      2,176                    3,038
       Other assets                                                                          5,600                    5,600
                                                                                ---------------------    ---------------------
Total assets                                                                        $       50,548            $      56,559
                                                                                =====================    =====================

Liabilities and shareholders' equity
   Current liabilities
       Accounts payable                                                             $        2,518            $       2,355
       Accrued expenses                                                                      6,287                   10,465
       Accrued restructuring charges                                                         5,425                    4,717
       Current portion of long-term debt and capital lease obligations                         872                      859
       Deferred revenue                                                                      4,275                    4,542
                                                                                ---------------------    ---------------------
   Total current liabilities                                                                19,377                   22,938

       Long-term debt and capital lease obligations                                          2,269                    2,510
       Deferred revenue, long-term                                                             208                      229
       Other liabilities                                                                       934                      939
                                                                                ---------------------    ---------------------
Total liabilities                                                                           22,788                   26,616
                                                                                ---------------------    ---------------------
Shareholders' equity
       Common stock, $.01 par value, authorized 21 million shares,
          issued and outstanding 16.4 and 16.4 million shares, respectively                    164                      164
       Additional capital                                                                  324,581                  323,498
       Warrants                                                                              2,128                    2,806
       Note receivable from shareholder                                                       (735)                    (735)
       Accumulated deficit                                                                (298,378)                (295,790)
                                                                                ---------------------    ---------------------
Total shareholders' equity                                                                  27,760                   29,943
                                                                                ---------------------    ---------------------
Total liabilities and shareholders' equity                                          $       50,548            $      56,559
                                                                                =====================    =====================

   EBITDA is defined as net income (loss) less (i) provision for income taxes,
(ii) interest income or expense, and (iii) depreciation and amortization. EBITDA is not an indicator of financial performance under generally accepted accounting principles and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income (loss), operating income (loss), or cash flows from operating activities as indicators of operating performance. The effect of taxes and interest on Interland's net loss is not significant, but depreciation and amortization, primarily as a result of acquisitions, is significant. The Company believes that measuring the performance of the business without regard to non-cash depreciation and amortization can make trends in operating results more readily apparent, and when considered with other information, assist investors and other users of the
  Company's financial statements who wish to evaluate the Company's ability to generate future cash flows.

The  following   table  reflects  the  calculation  of  EBITDA  from  continuing operations  and a  reconciliation  to net cash  provided by (used in)  operating activities:

                                                                       For the Quarter Ended           For the Quarter Ended
                                                                     ---------------------------    ----------------------------
                                                                       11/30/05      11/30/04         11/30/05       8/31/05
                                                                     ------------- -------------    ------------- --------------

Net loss                                                              $   (2,588)   $   (3,196)      $   (2,588)   $   (6,174)

     Depreciation and amortization                                         1,431         5,877            1,431         4,370
     Interest expense (income)                                              (243)         (41)             (243)         (181)
     Income tax benefit                                                        -             -                -          (850)
     Discontinued operations                                                 122          (601)             122           778
                                                                     ------------- -------------    ------------- --------------
EBITDA                                                                $   (1,278)   $    2,039       $   (1,278)   $   (2,057)
                                                                     ============= =============    ============= ==============

     Interest income / (expense)                                             243            41              243           181
     Provision for bad debts                                                 276           440              276           321
     Gain on sale of accounts                                                  -             -                -           705
     (Gain)/Loss on the sale of assets                                         -           (13)               -            (4)
     Other non-cash adjustments                                              385           158              385             -
     Restructuring charges                                                 1,626             -            1,626           950
     Income tax (expense) benefit                                              -             -                -           850
     Changes in assets and liabilities:
        Cash received from sale of dedicated assets                       11,267             -           11,267             -
        Receivables, net                                                    (719)         (490)            (719)          548
        Other current assets                                                 642           301              642          (534)
        Accounts payable, accrued expenses, and deferred revenue          (4,326)       (2,583)          (4,326)       (5,320)
                                                                     ------------- -------------    ------------- --------------
Net cash provided by (used in) operating activities                   $    8,116    $     (107)      $    8,116    $   (4,360)
                                                                     ============= =============    ============= ==============